As Filed with the Securities and Exchange Commission on April 20, 2000
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------

                               WEST COAST BANCORP
               (Exact name of issuer as specified on its charter)

            OREGON                                               93-0810577
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)


                          5335 MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035
                    (Address of principal executive offices)

                  WEST COAST BANCORP DIRECTOR STOCK OPTION PLAN
                            (Full title of each plan)

                  Please send copies of all communications to:

ANDERS GILTVEDT                                     STEPHEN M. KLEIN, ESQ.
Executive Vice President and Chief                  Graham & Dunn, P.C.
Financial Officer                                   1420 Fifth Avenue
West Coast Bancorp                                  33rd Floor
5335 Meadows Road, Suite 201                        Seattle, Washington  98101
Lake Oswego, Oregon  97035                          (206) 340-9648
(503) 684-0884

               (Name, address including zip code, telephone number
                   including area code, of agent for service)


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

                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------
                                                            Proposed
                                         Proposed maximum   maximum
Title of              Amount             offering           aggregate          Amount of
securities to be      to be              price              offering           registration
registered            registered         per share (1)      price (1)          fee
----------            -----------        -------------      ---------          ---

Common shares,        363,000 (2)        $10.35             $3,757,050         $991.86
no par value
-------------------------------------------------------------------------------------------

Notes:

    1. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended ("Securities Act"), the price per share is estimated to be $10.35 based upon the average of the high ($10.56) and the low ($10.13) trading prices of the common stock, no par value per share ("Common Stock") of West Coast Bancorp (the "Registrant") as reported on the Nasdaq Stock Market on April 18, 2000.
    2. Shares of Registrant's Common Stock issuable upon exercise of option outstanding under the West Coast Bancorp Director Stock Option Plan (the "Plan"), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

                           INCORPORATION BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement filed by West Coast Bancorp under Registration No. 033-60259 with respect to the securities offered pursuant to the West Coast Bancorp Director Stock Option Plan are incorporated by reference, with the exception of such opinions, consents and required signatures, which are included and made a part of this registration statement.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on form S-8 filed by West Coast Bancorp under Registration No. 033-60259 with respect to the securities offered pursuant to the West Coast Bancorp Director Stock Option Plan are incorporated by reference, with the exception of such opinions, consents and required signatures, which are included and made a part of this registration statement.

In addition, the following information contained in the Registration Statement on Form S-8 (No. 333-35208), filed by West Coast Bancorp with the Securities and Exchange Commission on April 20, 2000, is incorporated by reference in this registration statement:

       (a)   The description of the registrant's capital stock included as
             Exhibit 99.1; and

       (b) The description of indemnification of directors and officers included as Item 6.
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ITEM 8.  EXHIBITS.

 Exhibit Number                             Description
 --------------                             -----------
       5.1 Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered
      23.1               Consent of Graham & Dunn (included in Exhibit 5.1)
      23.2               Consent of Arthur Andersen LLP
      23.3               Consent of Dwyer Pemberton LLP
      24.1               Powers of Attorney (see the Signature Page)
      99.1               West Coast Bancorp Director Stock Option Plan *
      99.2               Form of Director Stock Option Agreement *

* Incorporated by reference to Exhibits 99.1 and 99.2 of Form S-8 Registration Statement, File No. 033-60259

ITEM 9.  UNDERTAKINGS.

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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


                      Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on the 20th day of April, 2000.

                                    WEST COAST BANCORP


                                    By:    /s/ Anders Giltvedt
                                       -----------------------------------------
                                        Anders Giltvedt
                                        Executive Vice President and Chief
                                        Financial Officer

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints Robert D. Sznewajs and Shauna L. Vernal, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 20th day of April, 2000.


    Signature                                  Title
    ---------                                  -----


/s/ Robert D. Sznewajs                      President, Chief Executive Officer and
------------------------------------        Director
Robert D. Sznewajs                          (Principal Executive Officer)



/s/ Anders Giltvedt                         Executive Vice President and Chief Financial
------------------------------------        Officer
Anders Giltvedt                             (Principal Financial Officer)



/s/ Kevin M. McClung                        Vice President and Controller
------------------------------------        (Principal Accounting Officer)
Kevin M. McClung


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/s/ Lloyd D. Ankeny                               Director
------------------------------------
Lloyd D. Ankeny


/s/ Michael J. Bragg                              Director
------------------------------------
Michael J. Bragg


/s/ William B. Loch                               Director
------------------------------------
William B. Loch


/s/ Jack E. Long                                  Director
------------------------------------
Jack E. Long


/s/ C. Douglas McGregor                           Director
------------------------------------
C. Douglas McGregor


/s/ J. F. Ouderkirk                               Director
------------------------------------
J. F. Ouderkirk


/s/ Mary B. Pearmine                              Director
------------------------------------
Mary B. Pearmine


/s/ Gary D. Putnam                                Director
------------------------------------
Gary D. Putnam


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                                INDEX OF EXHIBITS


 Exhibit Number                              Description
 --------------                              -----------
       5.1 Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.
      23.1               Consent of Graham & Dunn (included in Exhibit 5.1).
      23.2               Consent of Arthur Andersen LLP.
      23.3               Consent of Dwyer, Pemberton
      24.1               Powers of Attorney (Included in the Signature Page)
      99.1               1999 Stock Option Plan*
      99.2               Form of Stock Option Agreement*

* Incorporated by reference to Exhibits 99.1 and 99.2 of Form S-8 Registration Statement, File No. 033-60259



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